UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

ALCHEMY ENTERPRISES, LTD.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2940 N. 67th Place, Suite #5
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02 ELECTION OF DIRECTORS

On October 12, 2006, the Registrant appointed Jerry Lin as a director to fill a vacancy on its Board of Directors. Dr. Lin will also chair the planned Technology Committee of the Board of Directors. Dr. Lin is an educated and accomplished professor and researcher in the field of transport phenomena.

ITEM 9.01 EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release dated October 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCHEMY ENTERPRISES, LTD.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	October 16, 2006
Jonathan R. Read

3